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Exhibit 99.1




CTI Responds to Lawsuit


PORTLAND, OREGON, MAY 14, 2002 - Computerized Thermal Imaging, Inc. (Amex: CIO) announced today that a lawsuit has been filed in the U.S. District Court of Oregon alleging a violation of federal securities laws. The lawsuit purports to be a class action filed on behalf of shareholders who purchased the Company's stock during certain periods. The Company understands that two additional lawsuits, each alleging substantially the same facts and violations, also have been filed in the U.S. District Court of Oregon.

The Company has not been served with the complaints of any of these lawsuits but has obtained a copy of the complaint filed in the first lawsuit. The Company believes the alleged violations of securities laws are without merit and intends to vigorously defend these lawsuits.

ABOUT COMPUTERIZED THERMAL IMAGING, INC.

Computerized Thermal Imaging, Inc. (CTI) is in business to improve the quality of life through the development and deployment of thermal imaging and associated technologies. Information about CTI can be found on the Internet at www.cti-net.com or by calling CTI Public Affairs at (503) 594-1210.


Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to, technical risks associated with new technology development, government regulatory approvals and access to working capital. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings. Copies of these filings may be obtained by contacting the Company or the SEC. The Company undertakes no obligation to update any of the forward-looking statements contained in its press releases.

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Copyright(C)2002, Computerized Thermal Imaging, Inc. All rights reserved.


CONTACT:
Rodrigo Gonzalez of Porter, LeVay & Rose, Inc., 212-564-4700